Exhibit 99.1
ONCOTHYREON CONSULTS WITH DIVISION OF CORPORATION FINANCE
ABOUT ACCOUNTING FOR 2008 LICENSE AGREEMENT;
COMPANY TO RESTATE EITHER DISCLOSURE OR ACCOUNTING TREATMENT
SEATTLE, WASHINGTON — March 12, 2010 — Oncothyreon Inc. (Nasdaq: ONTY) today announced that it will restate its 2008 financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2008, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 to correct a revenue recognition error in accounting for a license agreement with Merck KGaA signed in December 2008 (the “License Agreement”). The Company is currently discussing the error with the Division of Corporation Finance of the Securities and Exchange Commission, and it is unclear whether the correction of the error will result in a restatement to provide further disclosure about the basis for the Company’s accounting, or in a restatement of revenue and deferred revenue, as described in more detail below and in the Form 8-K filed by the Company today.
In light of the error, the Audit Committee of the Company’s board of directors on March 8, 2010, following consultation with and upon the recommendation of management, has determined that the Company’s 2008 consolidated financial statements and related report of its independent registered public accounting firm contained in its Annual Report on Form 10-K for the year ended December 31, 2008, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 should no longer be relied upon.
The Company’s management and the Audit Committee of the Company’s board of directors have discussed these matters with the Company’s independent registered public accounting firm.
“While we are disappointed that we’re faced with this complex accounting issue, it has no effect on historical cash balances including short-term investments, which were $33.2 million as of December 31, 2009, or projected operations or cash flows from operations and no effect on our science, our clinical trials or our arrangement with Merck KGaA,” said Dr. Robert Kirkman, the Company’s president and chief executive officer. “We are committed to dedicating the necessary resources to deal with this issue as efficiently and effectively as possible, including seeking the advice of outside experts and our independent auditors to come to the proper conclusion.”
Background Facts
The following background facts concerning the Company’s relationship with Merck KGaA have previously been disclosed in the Company’s 2007 and 2008 Form 10-Ks, Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009 and in the Reports of Foreign Issuer on Form 6-K of the Company’s predecessor filed with the SEC on April 22, 2002, May 20, 2003, April 26, 2004, March 31, 2005, March 9, 2006 and March 8, 2007.

The Company and Merck KGaA have a longstanding relationship with respect to the Company’s principal product candidate, Stimuvax. The relationship was documented in a supply agreement and a collaboration agreement (each effective as of May 3, 2001) and an amended and restated supply agreement and an amended and restated collaboration agreement (each effective as of March 1, 2006) (the “2006 Agreements”). Generally, under the 2006 Agreements, Merck KGaA was responsible for the clinical development of Stimuvax, while the Company retained control of, and had obligations relating to, the manufacture of Stimuvax. Under the 2006 Agreements, the Company deferred up-front fees and license fees from Merck KGaA and recognized these fees as revenue ratably over the patent life of Stimuvax.
On December 18, 2008, the Company and Merck KGaA entered into the License Agreement and an Asset Purchase Agreement (the “2008 Agreements”) which replaced the 2006 Agreements. As a result of the 2008 Agreements, the relationship between the Company and Merck KGaA fundamentally changed. Pursuant to the License Agreement, the Company licensed to Merck KGaA all rights related to the development, commercialization and manufacture of Stimuvax; thereafter, the Company had no continuing obligations with respect to the manufacture, development or commercialization of Stimuvax. Pursuant to the Asset Purchase Agreement, the Company sold to Merck KGaA all assets, know-how and capabilities related to the manufacturing of Stimuvax. As a result and as disclosed in the 2008 Form 10-K, “[u]nder the terms of the new license agreement entered into with Merck KGaA... we have no future performance obligations and therefore ... recognized all previously deferred revenue” of approximately $12.9 million in the fourth quarter of 2008.
Description of Error
The Company has concluded that the disclosures included in its 2008 financial statements were ambiguous with respect to the Company’s revenue recognition policies and practices for stand-alone agreements under which the Company has no ongoing obligations, such as the License Agreement. Specifically, it may not be clear to a reader of the 2008 Form 10-K whether the Company had a policy to recognize revenue for stand-alone license agreements or license agreements which qualify as a separate unit of accounting (1) upon the commencement of the license term, or (2) over the license term.
Prior to the entry into the License Agreement, the Company had not been party to a material stand-alone license agreement. The Company believes the facts and circumstances indicate that recognition of the previously deferred revenue reflected the change of an accounting principle to recognize revenue from stand-alone license agreements using a specific performance model. The Company believes it erred because it did not explicitly disclose the adoption of a change in accounting principle as required by Accounting Standards Codification 250-10-50, Accounting Changes—Change in Accounting Principle, or file a letter from its independent registered public accounting firm stating that the new accounting principle was preferable under generally accepted accounting principles (“GAAP”) in the United States, as required by Item 601 of SEC Regulation S-K. If the Company reaches this conclusion after consultation with the SEC’s Division of Corporation Finance, the Company would in its Annual Report on Form 10-K for December 31, 2009 (the “2009 Form 10-K”) provide further disclosure in accordance with ASC 250 as to the nature of and reason for the change in accounting principle, the method and effects of applying the accounting principle change and seek to obtain a letter from its independent registered public accountant as to the preferability of the accounting principle change to be furnished in its 2009 Form 10-K. The Company will include similar disclosure in its condensed consolidated financial statements within its Quarterly Reports on Form 10-Q on a prospective basis. Under this scenario, there would be no change to the 2008 financial statements contained in its Annual

Report on Form 10-K for the year ended December 31, 2008, or in its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009.
Alternatively, the facts and circumstances could be interpreted that the Company had a policy to recognize license revenue over the license term whether or not there were ongoing performance obligations, that policy remained unchanged, and the Company misapplied that policy to the License Agreement. If the Company reaches this conclusion after consultation with the Division of Corporation Finance, the Company would restate its 2008 financial statements to record revenue of $0.4 million in the fourth quarter of 2008, rather than $12.9 million as previously recorded, and would continue to record the deferred revenue of approximately $0.4 million per quarter on a ratable basis in the 2009 quarterly statements.
The Company has provided a letter to the SEC’s Division of Corporation Finance proposing to correct the error as described above; however, given the complexity of the accounting judgments required, the Company is uncertain whether it will adopt one of the two proposed accounting treatments or apply a different accounting treatment.
Timing of Restatement
The Company is working diligently to complete the restatement of its financial statements. The Company expects to file a Form 12b-25 seeking an extension of the filing deadline for its 2009 Form 10-K until March 31, 2010. There is no guarantee, however, that the Company will be able to conclude its restatement and file its 2009 Form 10-K by March 31, 2010.
Announcement of the Company’s 2009 fourth quarter and full year results will be delayed pending resolution of the accounting issue described above.
The Company will not conduct an internal investigation concerning this issue, as its audit committee has determined that there is no basis to believe that any material fact concerning the License Agreement was not disclosed or to question the intent of any person involved in the Company’s accounting decisions.
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.
Forward-Looking Statements
This press release contains statements that are forward-looking, including the Company’s expectations regarding its potential amendment of its periodic filings or restatement of its historical financial statements, the outcome of its discussions with the SEC, and timing for filing of revised financial statements and 2009 Form 10-K. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. These risks, uncertainties and other factors could cause actual results to differ materially from those projected in forward-looking statements. Specifically, the restatement to correct the error identified above may differ materially from the Company’s current expectations; the Company may be unable to meet its SEC filing requirements in a timely way; the Company may not be able to meet the continued listing requirements of the NASDAQ Global Market as a result of any failure to timely file its SEC filings or otherwise; the review of the Company’s revenue recognition policy and resulting revisions to its periodic filings and financial statements have required and are expected to continue to require, significant management attention and cause the Company to incur significant accounting, legal and other expenses; the Company and/or its independent auditors may discover other errors in the Company’s financial statements for 2008 or other periods and material weaknesses in the Company’s internal control over financial reporting that require correction or remediation; the revisions of the Company’s financial results could result in private litigation or governmental or regulatory proceedings or inquiries being initiated against the Company. Any of the foregoing risks could materially and adversely affect the Company’s business, results of operations and the trading price of its common stock. For a detailed description of risks and uncertainties faced by the Company, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
Additional Information
Additional information relating to Oncothyreon can be found on U.S. EDGAR at www.sec.gov and on SEDAR at www.sedar.com.
Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC.
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
Tel: (206) 801-2100
Fax: (206) 801-2101
http://www.oncothyreon.com